SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                  May 15, 1998



                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                    000-23699                  52-1837515
      (State of                   (Commission                (IRS Employer
    Incorporation)                File Number)             Identification No.)



                                2092 Gaither Road
                         Rockville, Maryland      20850
               (Address of principal executive offices) (Zip Code)



                                  301-296-2300
                         (Registrant's telephone number)


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Item 2.  Acquisition or Disposition of Assets.

     On May 15, 1998, Visual Networks, Inc. ("Visual") announced that at a special meeting of the stockholders of Net2Net Corporation ("Net2Net") approved the merger (the "Merger") of Visual Acquisitions, Inc. ("Acquisitions"), a wholly-owned subsidiary of Visual, with and into Net2Net pursuant to an Agreement and Plan of Merger dated as of April 15, 1998 ("Merger Agreement"). Following the special meeting, on May 15, 1998, the Merger was consummated and Acquisition was merged with and into Net2Net.

     Under the terms of the Merger Agreement, all outstanding shares of Net2Net capital stock and all shares of Net2Net common stock reserved for issuance upon the exercise of all outstanding Net2Net options and warrants were exchanged for an aggregate of 2,250,000 shares of Visual common stock.

     Visual issued a press release announcing the approval of the Merger on May 15, 1998, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) The financial statements of Net2Net will be filed by amendment not later than 60 days from the date hereof.

     (b) The pro forma financial information of the combined company will be filed by amendment not later than 60 days from the date hereof.

     (c) Exhibits.

          2.1 Agreement and Plan of Merger dated April 15, 1998 by and among Visual Networks, Inc., Visual Acquisitions, Inc. and Net2Net Corporation.

          99.1 Press release of Visual Networks, Inc. dated May 15, 1998.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 19, 1998                  Visual Networks, Inc.



                                     /s/ Scott E. Stouffer
                                     By:       Scott E. Stouffer
                                     Title:    Chief Executive Officer



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                                  EXHIBIT INDEX


          2.1 Agreement and Plan of Merger dated April 15, 1998 by and among Visual Networks, Inc., Visual Acquisitions, Inc. and Net2Net Corporation.

          99.1 Press release of Visual Networks, Inc. dated May 15, 1998.



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